UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 11, 2012, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (“Jefferies”), for itself and as representative for the other underwriters named therein, relating to an underwritten public offering of 6.5 million shares of its common stock, par value $0.00001 per share, at a price to the public of $5.00 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company has also granted the underwriters a 30-day option to purchase up to an aggregate of 975,000 shares of common stock to cover over-allotments, if any, at the Offering Price. The Company expects to receive approximately $30.5 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their over-allotment option, or approximately $35.0 million if the underwriters exercise their over-allotment option in full. Jefferies is acting as the sole book-running manager and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., and Oppenheimer & Co. Inc. are acting as co-managers for the offering. The shares are expected to be delivered to the underwriters on or about May 16, 2012, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-180619) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for the transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The opinion of the Company’s counsel regarding the validity of the shares issued in this offering is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

On May 10, 2012, the Company issued a press release announcing a proposed public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

On May 11, 2012, the Company issued a press release announcing pricing of the public offering. A copy of the press release is furnished as Exhibit 99.2 to this report.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between the Company and Jefferies, for itself and as representative of the other underwriters named therein, dated as of May 11, 2012.
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1).
99.1	Press Release dated May 10, 2012.
99.2	Press Release dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

prolor biotech, inc.
Date: May 14, 2012	By:	/s/ Shai Novik
Shai Novik
President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement between the Company and Jefferies, for itself and as representative of the other underwriters named therein, dated as of May 11, 2012.
5.1	Opinion of Greenberg Traurig, LLP.
23.1	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1).
99.1	Press Release dated May 10, 2012.
99.2	Press Release dated May 11, 2012.